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                                                               Exhibit 10.24

                                   GUARANTY

     This Guaranty, dated as of June 15, 2000, is made by Anchor Gaming, a Nevada corporation ("Guarantor") in favor of Bank of America, N.A., as Administrative Agent for the benefit of the Lenders that are party to the Loan Agreement referred to below (the Administrative Agent and the Lenders being collectively referred to herein as the "Beneficiaries"), with reference to the following facts:

                                  RECITALS

     A. Pursuant to the Loan Agreement of even date herewith among The Pala Band of Mission Indians, a federally recognized Indian tribe ("Borrower"), the Lenders therein named and Bank of America, N.A., as Administrative Agent (as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the "Loan Agreement"), the Lenders have agreed to make certain credit facilities available to Borrower.

     B. As a condition to the availability of such credit facilities, Guarantor is required to enter into this Guaranty and to guaranty the Guaranteed Obligations as hereinafter provided.

     C. Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower, and as the result of financial or business support which will be provided to Guarantor by Borrower.

     D. This Guaranty is subject to release in the manner described in
Section 19 hereof.

     NOW, THEREFORE, in order to induce the Lender to continue to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

     1. DEFINITIONS. This Guaranty is the Anchor Guaranty referred to in the Loan Agreement and is one of the Loan Documents. Certain terms used herein are defined on Schedule A attached hereto and made a part hereof. Capitalized terms used but not defined herein have the meanings given those terms in the Loan Agreement.

     2. GUARANTY OF GUARANTIED OBLIGATIONS. Guarantor hereby irrevocably, unconditionally guaranties and promises to pay and perform on demand the Guarantied Obligations and each and every one of them, INCLUDING all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise. As used herein, "GUARANTIED OBLIGATIONS" means all Obligations of Borrower or any other Party at any time and from time to time owed to the Beneficiaries under any of the Loan Documents (but not including Obligations owed to the

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Administrative Agent and the Lenders under this Guaranty), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, obligations of Borrower with respect to indemnifications and INCLUDING interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, Guarantor or any other Person, but EXCLUDING any increase to the principal amount of the Commitment without the written consent of the Guarantor.

     3. NATURE OF GUARANTY. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

     4. CERTAIN COVENANTS OF GUARANTOR. (a) So long as this Guaranty is in effect, Guarantor shall not, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 13.2 of the Loan Agreement, of all of the Lenders) otherwise consents:

        (i) Permit the Fixed Charge Coverage Ratio, as of the last day of any Anchor Fiscal Quarter, to be less than 1.50:1.00.

        (ii) Permit the Leverage Ratio, as of the last day of any Anchor Fiscal Quarter, to be greater than 2.50:1.00.

     (b) Guarantor further covenants and agrees that it shall cause the Commencement of Gaming to occur by June 30, 2001 (and in any event prior to the forfeiture by Borrower of its right to operate of any portion of the gaming units allocated to Borrower by the State of California) and that it shall cause the Completion Date to occur by September 30, 2001, PROVIDED that each of these dates may be extended during the pendency of any Force Majeure to the extent that no forfeiture of Borrower's right to operate any portion of its allocated gaming units results from such extension.

     5. INFORMATION REQUIREMENTS. So long as this Guaranty is in effect, Guarantor shall, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 13.2 of the Loan Agreement, of all of the Lenders), otherwise consents, at Guarantor's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

        (a) As soon as practicable, and in any event within 45 days after the end of each Anchor Fiscal Quarter (OTHER THAN the fourth Anchor Fiscal Quarter in any Anchor Fiscal Year), the consolidated and consolidating balance sheet of Guarantor and its Subsidiaries as at the end of such Anchor Fiscal Quarter and the consolidated and consolidating statement of operations for such Anchor Fiscal Quarter, and its statement of cash flows for the portion of the Anchor Fiscal Year ended with such Anchor Fiscal Quarter, all in reasonable detail, and with comparisons to the combined results of operations, on a pro forma basis for the same Anchor Fiscal Quarter in the prior year. Such financial statements shall be certified by a senior officer of Guarantor as fairly presenting the financial condition, results of operations and cash flows of Guarantor and its Subsidiaries in accordance with Generally Accepted Accounting Principles (OTHER THAN footnote disclosures) consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments; and

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     (b) As soon as practicable, and in any event within 105 days after the end of each Anchor Fiscal Year, (i) the consolidated and consolidating balance sheet of Guarantor and its Subsidiaries as at the end of such Anchor Fiscal Year and the consolidated and consolidating statements of operations, shareholders' equity and cash flows, in each case of Guarantor and its Subsidiaries for such Anchor Fiscal Year, in each case as at the end of and for the Anchor Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the six largest public accounting firms in the United States of America or other independent public accountants of recognized standing selected by Guarantor and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Lenders.

     6. RELATIONSHIP TO OTHER AGREEMENTS. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

     7. SUBORDINATION OF INDEBTEDNESS OF BORROWER TO GUARANTOR TO THE GUARANTIED OBLIGATIONS. Guarantor agrees all obligations and Indebtedness of Borrower and its Affiliates now or hereafter owed to Guarantor hereby is subordinated to the Guarantied Obligations in the manner, and to the extent, set forth in the Subordination Agreement.

     8. STATUTES OF LIMITATIONS AND OTHER LAWS. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to the Administrative Agent hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Guarantor expressly waives the benefit of any and all statutes of limitations, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

     9. WAIVERS AND CONSENTS. Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than Guarantor and, in full recognition of that fact, consents and agrees that the Administrative Agent may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, INCLUDING any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or

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additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Administrative Agent in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to the Administrative Agent or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the existence of Borrower or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations, PROVIDED that the Administrative Agent and the Lenders shall not increase the Commitments under the Loan Agreement pursuant to Section 2.7 thereof without the prior written consent of the Guarantor.

     Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may enforce this Guaranty independently of any other remedy or security the Administrative Agent at any time may have or hold in connection with the Guarantied Obligations. Guarantor expressly waives any right to require the Beneficiaries to marshal assets in favor of Borrower and agrees that the Beneficiaries may proceed against Borrower or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as they shall determine in their sole and absolute discretion. The Beneficiaries may file a separate action or actions against Borrower and/or Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that the Beneficiaries and Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever (except to the extent expressly limited herein), all without in any way altering or affecting the security of this Guaranty. Beneficiaries' rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by the Beneficiaries upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of the Beneficiaries created or granted herein and the enforceability of this Guaranty with respect to Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower or any other Person shall have any personal liability with respect thereto. Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower or its Affiliates with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment

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and performance of all Guarantied Obligations), (d) any failure of the
Beneficiaries to marshal assets in favor of Borrower or any other Person, (e) any act or omission of the Beneficiaries or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (f) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (g) any failure of the Beneficiaries to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (h) the election by the Beneficiaries, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy
Code, (i) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (j) any use of cash collateral under
Section 363 of the United States Bankruptcy Code, (k) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (l) the avoidance of any Lien in favor of the Beneficiaries for any reason, (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, INCLUDING any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (n) to the extent permitted, the benefits of any form of one-action rule under any applicable Law, or (o) any action taken by the Beneficiaries that is authorized by this Section or any other provision of any Loan Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payments or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations (except as expressly limited herein).

     10. CONDITION OF BORROWER AND ITS AFFILIATES. Guarantor represents and warrants to the Beneficiaries that Guarantor has established adequate means of obtaining from Borrower and its Affiliates, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Affiliates and their Properties, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Affiliates and their Properties. Guarantor hereby expressly waives and relinquishes any duty on the part of the Beneficiaries (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Affiliates or their Properties, whether now known or hereafter known by the Beneficiaries during the life of this Guaranty. With respect to any of the Guarantied Obligations, the Beneficiaries need not inquire into the powers of Borrower or any Affiliates thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

     11. LIENS ON REAL PROPERTY. In the event that all or any part of the Guaranteed Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, Guarantor authorizes the Beneficiaries, upon the occurrence of and during the continuance of any Event or Default, on their sole option, without notice or demand and without affecting any Guaranteed Obligations of Guarantor, or the enforceability of this Guaranty, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or

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nonjudicial sale. Guarantor expressly waives any defenses to the enforcement of this Guaranty or any rights of the Beneficiaries created or granted hereby or to the recovery by the Beneficiaries against Borrower, Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of Guarantor or may preclude Guarantor from obtaining reimbursement or contribution from Borrower or any other Person. Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure Sections 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and Guarantor's or any other Person's failure to receive any such notice shall not impair or affect Guarantor's Obligations or the enforceability of this Guaranty or any rights of the Beneficiaries created or granted hereby.

     12. RIGHTS OF SUBROGATION.

          (a) Guarantor expressly agrees that any and all rights at Law or in equity to which Guarantor now has or may hereafter acquire to proceed against:

               (i) Borrower, its Affiliates and their respective successors and assigns (INCLUDING any surety); or

               (ii) any other Person which is now or may hereafter be, directly or indirectly, a creditor of or surety for Borrower or its Affiliates;

     arising out of any claim of subrogation to the rights of the Beneficiaries by reason of a payment made hereunder, or under the rights of reimbursement, exoneration, contribution, setoff or to any other rights which accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against any such Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty or any other Loan Document to which Guarantor is a party, are expressly subordinate and junior to the rights of the Beneficiaries under the Loan Documents, in the same manner and to the same extent as set forth in the Subordination Agreement.

          (b) Guarantor agrees that it shall not assert any such rights against Borrower, its Affiliates or their successors and assigns or any other Person, either directly or as an attempted setoff to any action commenced against Guarantor by any such Person, unless and until the Obligations are fully, finally and indefeasibly paid in Cash (or otherwise permitted by the Subordination Agreement). By executing this Guaranty in the space provided below, the Administrative Agent agrees on behalf of the other Beneficiaries that, upon such payment and to the extent that the Guarantor has made any payment hereunder on account of the Obligations, the Administrative Agent shall execute such instruments as shall be required to assign of record, without recourse representation or warranty of any kind and at the sole expense of Guarantor, the rights of the Creditors under the Loan Documents to the Guarantor, PROVIDED that the Guarantor shall provide

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     indemnifications to the Creditors reasonably acceptable to the
     Administrative Agent in connection with such assignments.

          (c) Guarantor hereby acknowledges and agrees that this subordination is intended to benefit Borrower, its Affiliates and the Beneficiaries and shall not limit or otherwise affect Guarantor's liability hereunder, under any other Loan Document to which Guarantor is a party, or the enforceability hereof and thereof.

     13. UNDERSTANDINGS WITH RESPECT TO WAIVERS AND CONSENTS. Guarantor warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or rights waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrower, the Beneficiaries or others, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

     14. REPRESENTATIONS AND WARRANTIES IN THE BORROWER'S LOAN AGREEMENT. Guarantor represents and warrants that each of the representations and warranties of Borrower as to the condition or status of Guarantor set forth in Article 4 of the Loan Agreement is true and correct.

     15. COSTS AND EXPENSES. Guarantor agrees to pay to the Beneficiaries all costs and expenses (INCLUDING, without limitation, reasonable attorneys' fees and disbursements) incurred by the Beneficiaries in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, INCLUDING reasonable attorneys' fees and disbursements (including the reasonably allocated cost of legal counsel employed by the Beneficiaries), incurred or paid by the Beneficiaries in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guaranteed Obligations and shall be paid to the Beneficiaries by Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

     16. CONSTRUCTION OF THIS GUARANTY. This Guaranty is intended to give rise to ABSOLUTE AND UNCONDITIONAL obligations on the part of the Guarantor; hence, in any construction hereof, NOTWITHSTANDING ANY PROVISION OF ANY LOAN DOCUMENT TO THE CONTRARY, this Guaranty shall be constructed strictly in favor of the Beneficiaries in order to accomplish its stated purpose.

     17. ANCHOR DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute a default under this Guaranty (each, an "ANCHOR DEFAULT"):

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          (a) Guarantor fails to comply with any of the covenants contained in this Guaranty or Guarantor fails to honor any demand by the Administrative Agent for payment hereunder; or

          (b) Guarantor or any of its Significant Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $10,000,000 or more (including without limitation under the Anchor Loan Agreement), or any guaranty of present or future Indebtedness of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $10,000,000 or more, or of any guaranty of present or future Indebtedness of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Guarantor or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

          (c) A final judgment against Guarantor or any of its Significant Subsidiaries is entered for the payment of money in excess of $5,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

          (d) Guarantor or any of its Significant Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for ninety calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for ninety calendar days; or

          (e) Subject to Section 20, the occurrence of any Change in Control.

     18. REMEDIES. Without limitation upon their other legal, contractual and equitable rights, if any Event of Default has occurred and remains continuing under the Loan Agreement, the Beneficiaries may demand the immediate full payment in cash by Guarantor of the then outstanding Obligations under the Loan Agreement. In addition thereto, upon the occurrence of any Anchor Default at any time prior to the Completion Date (without the requirement that any Default or Event of Default exist under the Loan Agreement), and without limitation as to any other remedies which may then be available to the Administrative Agent at law, in equity or by contract, the Administrative Agent shall be entitled INTER

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ALTA to demand that the Guarantor immediately deposit with the Administrative
Agent, in immediately available funds, an amount (the "Required Amount") equal to the least of (A) the principal amount of the outstanding Obligations of Borrower under the Loan Documents, together with any interest, fees and other amounts payable with respect thereto, (B) $25,000,000, or (C) the difference between (x) the then unexpended portion of the Approved Budget
PLUS the net aggregate amount of all cost over-runs with respect to any line items then completed, and (y) the principal amount of the then available
Loans under the Loan Agreement, or may require that Anchor make Sub Debt Contributions to Borrower in the Required Amount. The Administrative Agent shall either (a) if and to the extent that any of the Obligations of Borrower are then due, apply the amount so deposited to the payment of the Obligations, and/or (b) hold any amount so deposited in an interest bearing account as cash collateral for the Obligations, PROVIDED THAT until a Default or Event of Default occurs, any amount not so applied shall be disbursed by the Administrative Agent to the Borrower for the completion of the Pala
Casino subject to such reasonable construction disbursement requirements as the Administrative Agent may require.

     19. RELEASE OF GUARANTY. Guarantor may request that the Administrative Agent release Guarantor from its obligations under this Guaranty in accordance with the provisions of this Section and, upon the passage of the time periods set forth in and the fulfillment of the Guaranty Release Conditions, the Administrative Agent shall promptly release this Guaranty by a writing issued to the Guarantor, PROVIDED that no release of this Guaranty shall be effective until the issuance of such a writing by the Administrative Agent. In the event that the Guaranty Release Conditions are satisfied, the Guarantor may, but shall not be obligated to, deliver a written request for the release of this Guaranty to the Administrative Agent (a "RELEASE REQUEST"). A Release Request shall certify that the Guaranty Release Conditions have been satisfied, shall include any supporting materials reasonably requested by the Administrative Agent, and shall be executed by the chief financial officer of Guarantor.

     Upon the Administrative Agent's receipt of a Release Request, the Administrative Agent shall within 10 Business Days either (a) provide the Release Request and its supporting materials to the Lenders, or (b) inform the Guarantor of any additional information required to process the Release Request (in which case the Guarantor may resubmit its Release Request with the requested materials for submission to the Lenders within 10 Business Days following its acceptable resubmission to the Administrative Agent). Upon the expiration of the 10 Business Day period following the submission of the Release Request to the Lenders by the Administrative Agent, provided that Lenders constituting Requisite Lenders have not objected to the requested release hereof, the Administrative Agent shall within 5 Business Days provide written notice to Guarantor of Guarantor's release from its obligations under this Guaranty, which release shall be effective upon Guarantor's receipt of such written notice.

     This Guaranty shall also be released on the date which is 60 days following the date upon which the Administrative Agent receives written notice from Anchor (i) containing a specific reference to this Section, (ii) requesting release of this Guaranty and (iii) stating that Anchor Pala Management has ceased to be the manager of the Pala Casino UNLESS during that period the Lenders have made demand upon Borrower for payment of the Outstanding Obligations under the Loan Agreement (with such period to be tolled during the effectiveness of any legal prohibition upon the ability of the Lenders to make any such demand) and have accelerated the maturity of the Outstanding Obligations (or are legally prohibited from doing so).

     20. APPROVAL PROCESS FOR CHANGE IN CONTROL.

          (a) In the event that any transaction is proposed or other circumstances are contemplated which shall result in a Change of Control, Guarantor may elect, in its sole discretion, to notify the Administrative Agent in advance of the proposed transaction (a "Transaction Notice") not more than 180 days nor less than 60 days prior to the consummation of the proposed transaction of in accordance with the provisions of this clause (a). Each Transaction Notice shall be in writing and shall set forth, in detail reasonably satisfactory to the Administrative Agent, the nature of the proposed transaction, in any event describing any Person or Persons who will directly or indirectly acquire any interest in Guarantor as a result thereof and any affect upon the membership of the board of directors of Guarantor or its senior management. Promptly following its receipt of any Transaction Notice satisfying the requirements of this clause (a), the Administrative Agent shall distribute a copy thereof to each of the Lenders.

          (b) If Guarantor delivers a Transaction Notice and, during the sixty day period immediately following the delivery of the Transaction Notice to the Lenders by the Administrative Agent, the Requisite Lenders do not object in writing to the proposed transaction (which the Requisite Lenders may do in their sole discretion), then Guarantor may proceed with the proposed transaction (or allow the contemplated circumstances to occur) to the extent conforming to the Transaction Notice in all material respects, and the transaction shall not constitute a Change in Control (any failure of the Requisite Lenders to so respond during the prescribed period constituting a waiver of any such objections). In the event that the Requisite Lenders object in writing to the proposed transaction during the prescribed period, then consummation of the transaction shall constitute a Change of Control and an Anchor Default hereunder.

     21. ARBITRATION REFERENCE.

          (a) MANDATORY ARBITRATION. At the option of the Administrative Agent (exercised in accordance with the consent of the Requisite Lenders) or Guarantor, any controversy or claim between or among the parties arising out of or relating to this Guaranty or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act
(Title 9, U.S. Code), notwithstanding any choice of law provision in this Guaranty, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators. Judgements upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (b) PROVISIONAL REMEDIES, SELF-HELP AND FORCLOSURE. No provision of this section shall limit the right of the Beneficiaries to exercise self-help remedies such as setoff, to foreclosure against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of the

Beneficiaries to resort to arbitration or reference. At the Requisite Lenders' option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

          (c) LIMITATION. This Section shall not be construed to require arbitration by the Creditors of any disputes which now exist or hereafter arise amongst themselves which do not involve the Guarantor and are not related to this Guaranty and the Loan Documents.

     22. WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR AND THE BENEFICIARIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND THE BENEFICIARIES WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR AND THE BENEFICIARIES HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT GUARANTOR AND THE BENEFICIARIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND THE BENEFICIARIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     23. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CONFLICT OF LAWS OR CHOICE OF LAW PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have executed this Guaranty by their respective duly authorized officers as of the data first written above.

                                  ANCHOR GAMING, a Nevada corporation


                                  By:  /s/ Joseph Murphy
                                     -----------------------------
                                     V.P
                                     -----------------------------
                                     (Printed name and title)


                                     Address for notices for Guarantor:

                                     Anchor Gaming
                                     815 Pilot Road, Suite G
                                     Las Vegas, Nevada 89119



                                     BANK OF AMERICA, N.A.,
                                     as Administrative Agent for the Lenders



                                     By:
                                       /s/ Janice Hammond
                                     -----------------------------
                                     Janice Hammond
                                     Vice President
                                     -----------------------------
                                     (Printed name and title)


                                     Address for notices for Administrative
                                     Agent and the Lenders:

                                     555 South Flower Street, 11th Floor
                                     Los Angeles, California 90071
                                     Attn: Janice Hammond, Vice President

                                  SCHEDULE A
                                      TO
                                   GUARANTY

                              CERTAIN DEFINITIONS

"ANCHOR AVERAGE TOTAL FUNDED DEBT" means, as of the last day of each Anchor Fiscal Quarter, the average principal amount of Total Funded Debt as of the last day of the three constituent calendar months in that Anchor Fiscal Quarter.

"ANCHOR CREDITORS" means the administrative agent and the lenders under the Anchor Loan Agreement, and each other person (other than Anchor and its Subsidiaries) entitled to the benefits thereof.

"ANCHOR FISCAL QUARTER" means each fiscal quarter of Guarantor consisting of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

"ANCHOR FISCAL YEAR" means the fiscal year of Guarantor consisting of the twelve month period ending on each June 30.

"ANCHOR LOAN AGREEMENT" means the Loan Agreement dated as of June 29, 1999 among Guarantor, as borrower, the lenders therein named (the "Anchor Lenders"), Bank of America National Trust and Savings Association, as Administrative Agent and Banc of America Securities, LLC, as Lead Arranger and Sole Book Manager, as supplemented, amended or otherwise modified as of the date of this Guaranty.

"CHANGE IN CONTROL" means, subject to Section 2.8(b), (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding common stock of Guarantor, (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Guarantor (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, or (c) more than three of the persons listed in a side letter delivered to the Bank of America and certain other lenders to Guarantor as of June 29, 1999, fail for any reason to be actively involved in the management of Guarantor in a senior executive capacity and are not replaced with persons acceptable to Guarantor's board of directors within six months following their departure date.

"DISTRIBUTION" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in

Cash or in Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person constituting a distribution under applicable Laws with respect to such security.

"EBITDA" means, with respect to any fiscal period and with respect to Guarantor and its Subsidiaries, the SUM OF (a) Net Income of Guarantor and its Subsidiaries for that period, PLUS (b) any extraordinary loss reflected in such Net Income, MINUS (c) any extraordinary gain reflected in such Net Income, PLUS (d) Interest Charges of Guarantor and its Subsidiaries for that period to the extent deducted in arriving at Net Income of Guarantor and its Subsidiaries for that period, PLUS (e) the aggregate amount of federal, state and local taxes on or measured by income of Guarantor and its Subsidiaries for that period (whether or not payable during that period) to the extent deducted in arriving at Net Income of Guarantor and its Subsidiaries for that period PLUS (f) depreciation, amortization and all other non-cash expenses for that period, in each case as determined in accordance with Generally Accepted Account Principles, PROVIDED that (i) for each Fiscal Quarter containing any period prior to June 29, 1999, EBITDA shall be calculated with reference to the combined financial results of Guarantor and Powerhouse and their Subsidiaries, (ii) the Net Income and other financial results of the IGT Joint Venture for any Anchor Fiscal Quarter shall be included in EBITDA of Guarantor and its Subsidiaries for that Anchor Fiscal Quarter only to the extent that such Net Income is actually received in Cash by Guarantor and its Subsidiaries prior to the date which is thirty days following the last day of such Anchor Fiscal Quarter, and (iii) EBITDA of Guarantor and its Subsidiaries for any fiscal period shall be adjusted to include, on a pro forma basis, the financial results of any new Subsidiary (or operating assets) acquired by Guarantor and its Subsidiaries during that fiscal period for a consideration in excess of $10,000,000 and to exclude, on a pro forma basis, the financial results of any Subsidiary (or operating assets) sold, transferred or otherwise disposed of by Guarantor and its Subsidiaries for a consideration in excess of $10,000,000, during that fiscal period.

"FIXED CHARGE COVERAGE RATIO" means, as of the last day of each Anchor Fiscal Quarter, the ratio of (a) EBITDA for the four Anchor Fiscal Quarter period ending on such date to (b) Fixed Charges for the same period.

"FIXED CHARGES" means, for any fiscal period, the SUM OF (a) all Interest Charges of Guarantor and its Subsidiaries paid in cash during that fiscal period, PLUS (b) all payments of principal required to be paid during that fiscal period by Guarantor and its Subsidiaries to lenders in connection with borrowed money or Capital Lease Obligations, PLUS (c) all Maintenance Capital Expenditures incurred by Guarantor and its Subsidiaries during that fiscal period, PLUS (d) all taxes paid in Cash by Guarantor and its Subsidiaries during that fiscal period, PLUS (e) all Distributions made by Guarantor and its Subsidiaries OTHER THAN (i) Distributions consisting of stock redemptions permitted by the Anchor Loan Agreement and (ii) Distributions permitted by the Anchor Loan Agreement, PROVIDED that the Fixed Charges of Guarantor and its Subsidiaries for any fiscal period shall be adjusted to include, on a pro forma basis, the financial results of any new Subsidiary (or operating assets) acquired by Guarantor and its Subsidiaries during that fiscal period for a consideration in excess of $10,000,000, and to exclude, on a pro forma basis, the financial results of any Subsidiary (or operating assets) sold, transferred or otherwise disposed of by Guarantor and its Subsidiaries for a consideration in excess of $10,000,000 during that fiscal period.

"GAMING BOARD" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming, lottery or casino activities conducted by Guarantor or any Subsidiary of Guarantor within its jurisdiction.

"GUARANTY" means this Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof.

"GUARANTY RELEASE CONDITIONS" has the meaning set forth in the Loan Agreement (as in effect on the date hereof).

"IGT JOINT VENTURE" means the Nevada general partnership formed pursuant to that certain Joint Venture Agreement, dated December 3, 1996, by and between IGT, a Nevada corporation, and Anchor Games d/b/a Anchor Coin, a Nevada corporation, as the same may be amended from time to time, pursuant to which Guarantor and International Game Technology develop, integrate, and distribute proprietary game concepts, primarily on wide area progressive systems.

"LEVERAGE RATIO" means, as of the last day of each Anchor Fiscal Quarter, the ratio of (a) Anchor Average Total Funded Debt as of that date, to (b) EBITDA for the four Anchor Fiscal Quarter period ending on that date, PROVIDED that to the extent that any pro forma adjustment to EBITDA has been made to reflect the financial results of any new Subsidiary (or operating assets) acquired or sold, transferred or otherwise disposed of by Guarantor and its Subsidiaries during that fiscal period, then Anchor Average Total Funded Debt shall be adjusted, on a pro forma basis, to include (or exclude) any portion of Total Funded Debt which was incurred in connection with the acquisition of the Subsidiary (or operating assets) so acquired, sold, transferred or otherwise disposed of.

"MAINTENANCE CAPITAL EXPENDITURE" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of tangible Property of Guarantor or its Subsidiaries, but EXCLUDING any Capital Expenditure which adds to or further improves any such Property. In any event, replacement of lottery equipment in any jurisdiction if required or requested by any Gaming Board in connection with the award by the Gaming Boards of such jurisdiction of any extension, renewal or replacement of a lottery contract will not constitute Maintenance Capital Expenditures.

"POWERHOUSE" means Powerhouse Technologies, Inc., a Delaware corporation.

"SIGNIFICANT SUBSIDIARY" means any Subsidiary of Anchor having, as of the Closing Date or any subsequent date having assets in excess of $10,000,000.

"TOTAL FUNDED DEBT" means, as of any date of determination, the SUM (without duplication) OF (a) the outstanding principal Indebtedness of Guarantor and its Subsidiaries for borrowed money (including debt securities issued by Guarantor or any of its Subsidiaries) on that date, PLUS (b) the aggregate amount of all Capital Lease Obligations of Guarantor and its Subsidiaries on that date, PLUS (c) all obligations in respect of letters of credit or other similar instruments for which Guarantor or any of its Subsidiaries are account parties or are otherwise obligated, PLUS (d) the aggregate amount of all Contingent Obligations and other similar contingent obligations of Guarantor and its Subsidiaries with respect to any of the foregoing, PLUS (e) any obligations of Guarantor or any of its Subsidiaries to the extent that the same are secured by a Lien on any of the assets of Guarantor or its Subsidiaries, other than Liens permitted under the Anchor Loan Agreement as of the date hereof.

"UNRELATED PERSON" means any Person OTHER THAN (i) an employee stock ownership plan or other employee benefit plan covering the employees of Guarantor and its Subsidiaries or (ii) an Affiliate of any Person or group of related Persons which as of the date of this Agreement is the beneficial owner of 25% or more (in the aggregate) of the outstanding common stock of Guarantor.